UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 7, 2003
                                (Date of Report)

                         AMERICAN BUILDING CONTROL, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                           0-9463                         75-2626358
(State or other jurisdiction of    (Commission                 (IRS Employer
incorporation or organization)     file Number)          Identification No.)

                             1301 Waters Ridge Drive
                             Lewisville, Texas 75057
                    (Address of principal executive offices)
                                 (972) 353-6458
              (Registrant's telephone number, including area code)


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Item 5: Other Events

SIGNATURES


                AMERICAN BUILDING CONTROL, INC. AND SUBSIDIARIES

American Building Control Announces Board and Management Changes

    LEWISVILLE, Texas--(BUSINESS WIRE)--Nov. 6, 2003--Effective November 6, 2003, the Board of Directors of American Building Control, Inc. (Nasdaq:ABCX) has taken certain actions to restructure the Management and Board of Directors of the Company. The Board has separated the roles of Chairman and Chief Executive Officer ("CEO") to clearly enhance the Board's focus on issues of corporate governance and direct Management's focus on executing the strategic direction of the Company. Over the past several months the Company has gone through an initial phase of consolidation and these steps are being taken after this phase and in preparation for entry into a phase of more rapid growth. In addition, the Board feels these actions will strengthen the Company, allowing it to benefit from new opportunities in the security marketplace.
    The position of Chairman of the Board is being filled by Mr. Carlo Loi and the position of Vice-Chairman of the Board is being filled by Mr. John Macaulay. In addition, the Board has given special responsibilities to the Strategic Committee chaired by Mr. Lance Borvansky.
    A new position of President and CEO has been created with the responsibility of positioning the Company as a leader in the Security Market. The Board has appointed Mr. Danny Mills to this important position. Mr. Mills has a background in the security industry and has successfully grown and managed several technology companies into market leaders in their respective industries. Most recently Mr. Mills was CEO of SecureInfo Corporation, a privately held San Antonio, TX based network security concern focused primarily in government and large enterprise network security.
    Mr. Bryan Tate, previously Chairman and CEO, continues as a member of the Board of Directors. The Board thanks Mr. Tate for the contribution he has made to the Company.

    About American Building Control, Inc.

    With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control Inc. (formerly Ultrak, Inc.) is a global leading provider of access control, consumer/do-it-yourself, industrial video product, mobile video-product, and alarm-management products as well as services. For more information on American Building Control please call (800) 221-7225.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN BUILDING CONTROL, INC.
                                      (Registrant)

Date: November 7, 2003                 By: /s/Chris Sharng
                                         ---------------
                                         Chris Sharng
                                         Senior Vice President and
                                         Chief Financial Officer

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